UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2013

EPOCRATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300 San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 227-1700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retention Bonuses

On January 6, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Epocrates, Inc. (the “Company”) approved the grant of cash retention bonuses (the “Retention Bonuses”), including the following to certain of the named executive officers:

Named Executive Officer	Retention Bonus
Matthew A. Kaminer General Counsel and Secretary	$200,000.00
Heather A. Gervais Senior Vice President, Commercial	$200,000.00

The Retention Bonuses shall be paid upon the earlier of (i) December 31, 2013, or (ii) the date the employee’s employment with the Company is either (A) terminated by the Company or a successor entity without cause (as defined by the Committee), or (B) terminated by the employee for good reason (as defined by the Committee); provided, that, no payment shall be made if the employee’s employment is terminated prior to December 31, 2013, (x) by the Company or a successor entity for cause or (y) by the employee for other than good reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: January 10, 2013
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
General Counsel and Secretary